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                                                                   Exhibit 23.06



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of AT&T Corp. of our report dated October 21, 1998, relating to the financial statements and financial statement schedule of Four Media Company, which appears in Four Media Company's Annual Report on Form 10-K for the year ended August 1, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Los Angeles, California
May 1, 2000